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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-43316) of McDATA Corporation of our report dated January 24, 2001, except for Note 16 which is as of February 9, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Broomfield, Colorado

March 2, 2001